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                                                                    Exhibit 10.1

                               VDK HOLDINGS, INC.
                           INCENTIVE COMPENSATION PLAN


                  1. Purpose. The purpose of this VDK Holdings, Inc. Incentive Compensation Plan (this "Plan") is to provide a means by which certain employees of, consultants to and other persons having key business relations with VDK Holdings, Inc. or any successor thereto by reason of merger or otherwise (the "Company") and its Affiliates, as hereinafter defined (such employees, consultants and other persons being hereinafter referred to individually as a "Key Person" and collectively as "Key Personnel"), may be given an opportunity to benefit from the appreciation in the value of the Company through the issuance of (i) incentive compensation units ("Performance Units") whose value, as described below, is based on the achievement of certain earnings targets and
(ii) incentive compensation units ("Exceptional Performance Units") whose value, as described below, is based on the rate of return achieved by certain investors in the Company. Performance Units and Exceptional Performance Units are hereinafter referred to as "Units." This Plan is intended to advance the interests of the Company by encouraging long-term employment with and diligent service to the Company and its Affiliates on the part of the Key Personnel, by enabling the Company and its Affiliates to retain their services and by providing such Key Personnel with an incentive to advance the success of the Company and its Affiliates.

                  2.       General Terms and Conditions of Rights; Definitions.

                           (a) General Terms. The Board of Directors of the
Company (the "Board") may grant Units to one or more Key Persons from time to time pursuant to this Plan; provided that each time a Key Person is granted Units, the number of Performance Units in such grant shall equal the number of Exceptional Performance Units in such grant. The maximum number of Performance Units that may be granted under this Plan is 2,000. The maximum number of Exceptional Performance Units that may be granted under this Plan is 2,000.

                           (b) Units Agreements. Units that have been granted
shall be evidenced by written agreements (each a "Units Agreement") and, except as specifically approved by the Board or any Committee designated thereby, shall not be inconsistent with this Plan.

                           (c) No Effect on Employment. Nothing in this Plan or
a Unit or Units Agreement issued hereunder shall govern the rights and duties relating to employment or other services between the holder of any Units and the Company or its Affiliates. Neither this Plan, nor any grant of Units pursuant thereto, shall constitute an employment or other form of service or supply agreement among such parties or establish a right of continued employment or a continued relationship with the Company and the holder of any Unit.




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                           (d) Definitions. Capitalized terms used in this Plan
shall have the respective meanings set forth in Section 11.

                           (e) Relationship of this Plan to the Plan of VDK
Foods LLC. The Company has adopted this Plan pursuant to the Drop Down Agreement. Under the Drop Down Agreement, the Company agreed to adopt an incentive plan having the same terms and provisions of the Amended LLC Plan and grant to each holder of PUs and EPUs under the Amended LLC Plan a number of Performance Units and Exceptional Performance Units under this Plan that is identical to the number of PUs and EPUs held by such person under the Amended LLC Plan as of April 8, 1998. The Company will make payments to Unit Holders under this Plan, and any payments made under this Plan will replace any payments due under the Amended LLC Plan.

                           (f) Obligation of VDK Foods LLC to Fund Payments. Any
cash, securities or other property payable by the Company to Unit Holders under this Plan with respect to the Company's obligations (other than the Gross-Up Obligation) under this Plan shall be contributed by VDK LLC to the Company. To the extent VDK LLC does not contribute such cash, securities or other property to the Company, VDK LLC shall be required to make the payment due to Unit Holders under the Amended LLC Plan and the Company shall have no obligation to make the payment due to Unit Holders under this Plan.

                  3.       [Intentionally Omitted.]

                  4.       [Intentionally Omitted.]

                  5. Payment and Valuation with respect to a Public Offering. In the event either the Company or any other New LLC Entity (including without limitation any surviving entity of a reorganization (including an incorporation), merger or consolidation of one or more of such entities) (such issuer being the "Public Company") intends to effect a Public Offering, the provisions of this Section 5 shall govern the valuation of Units, the vesting of Units, and the time and manner of payments with respect thereto, except as provided in this Section 5 and Annex 1 hereto. In the event the closing date of the initial Public Offering occurs on or prior to September 30, 1998, the valuation of Units, the vesting of Units and the time or manner of payments with respect thereto shall be governed by Annex 1 hereto. This Section 5 and Annex 1 hereto shall be effective immediately prior to the closing date of the initial Public Offering (the "IC Plan Effective Time").

                  6. Forfeiture. In the event a Public Offering occurs and the provisions of Annex 1 hereto apply, the Units held by a Unit Holder shall be subject to forfeiture only upon the termination of the employment of the Unit Holder with Cause (as defined below); provided, that in the event the employment of a member of Dartford who is an employee of the Company is terminated for Cause, such employee's allocable share of Dartford's Units as



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determined in accordance with the governing documents of Dartford then in effect shall be subject to forfeiture under this Section 6.

                           (a) Termination With Cause. In the event that a Unit
Holder's employment by the Company terminates prior to the date on which Total Performance Unit Value or Total Exceptional Performance Unit Value, as applicable, are determinable in accordance with this Plan because of discharge or termination of the Unit Holder by the Company with Cause (as defined below), then all Units held by such Unit Holder shall be forfeited to the Company without the payment of any consideration to the Unit Holder by the Company therefor.

                           (b) Cause. For purposes of this Plan, the Company or
its Affiliate shall have "Cause" to discharge or terminate a Unit Holder upon
(i) the indictment of the Unit Holder for any crime which constitutes a felony,
(ii) if the Unit Holder is party to a written employment, consulting or similar agreement with the Company or any Affiliate thereof, the failure or inability of the Unit Holder to cure or remedy, within 30 days after written notice of such failure from the Company or such Affiliate, either (A) the Unit Holder's failure to satisfactorily discharge all of his, her or its duties and obligations under such agreement or (B) any gross negligence or willful misconduct on the party of the Unit Holder in the course of rendering services thereunder, or (iii) if the Unit Holder is not a party to a written employment, consulting or similar agreement with the Company or any Affiliate thereof, the failure or inability of the Unit Holder to cure or remedy, within 30 days after written notice of such failure from the Company or such Affiliate, either (A) the Unit Holder's substantial and continuing failure to satisfactorily discharge all of his, her or its material duties and obligations owed to the Company or such Affiliate or
(B) any gross negligence or willful misconduct on the part of the Unit Holder in the course of rendering services to the Company or such Affiliate.

                           (c) Forfeited Units. Forfeited Units shall not be
taken into account for purposes of the computations under Sections 5 or 7. In the event any Units are forfeited in accordance with this Section 6 or otherwise, the Board may, but shall not be required to, grant such Units to Key Personnel of the Company pursuant to this Plan.

                  7. Special Provisions. The following special provisions shall apply to the valuation of the Units provided for in this Plan.

                           (a) Golden Parachute Gross-Up. Anything herein to the
contrary notwithstanding, in the event that the excise tax provided by IRC ss. 4999, or any amended or successor provision, applies to any payment to a Unit Holder hereunder, at Dartford's election exercisable by written notice to the Board, the amount of such payment shall be increased sufficiently, but not in excess of 15% thereof, so that the amount distributed to such Unit Holder net of such excise tax is approximately equal to the amount that would


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have been distributed had no such excise tax been imposed. All calculations made under this Plan shall be made after taking into account any such gross-up payments such that Total Distributions and IRR of the Business are based on the actual amounts received by Investors.

                           (b) Capital Gains Gross-Up. Anything herein to the
contrary notwithstanding, in the event that the U.S. federal income tax rate on capital gains is less than the U.S. federal income tax rate on ordinary income and the payments to Unit Holders are subject to tax at such ordinary income rates, the amount of any payment to any Unit Holder shall be increased sufficiently so that such amount, net of any such U.S. federal income tax at ordinary rates, equals the payment that would otherwise have been made to such Unit Holder net of U.S. federal income tax at capital gains rates; provided, that in the event of a Public Offering occurs and the provisions of Annex 1 apply, Dartford shall be deemed to have automatically made such election and no notice to the Board shall be required. The aggregate amount of such increased amounts payable to Unit Holders are hereinafter referred to as the "Gross-Up Obligation". The Gross-Up Obligation shall be paid by the Company to Unit Holders in cash at the same time as the corresponding distribution to Unit Holders giving rise to such Gross-Up Obligation is payable. The obligation of the Company to pay the Gross-Up Obligation shall be subject to the Company or a subsidiary having the right to accrue a deduction for tax purposes for such payment but shall not be subject to such deduction reducing the amount of taxes otherwise payable by the Company in the year in which such deduction accrues. The payment of such Gross-Up Obligation is a direct obligation of the Company, and VDK LLC has no obligation to fund the payment of the Gross-Up Obligation; provided, that to the extent the Company fails to pay the Gross-Up Obligation then due, VDK LLC shall be required to pay to Unit Holders an amount in cash equal to the amount of the unpaid Gross-Up Obligation, as required under the Amended LLC Plan.

                  8. Administration. This Plan shall be administered by the Board subject to the express terms and conditions of this Plan. The Board shall have full power to grant Units under this Plan; provided, that no Units may be issued from and after the closing date of the initial Public Offering. No member of the Board shall be liable for any action or determination made in good faith with respect to this Plan or to any Unit.

                  9.       Effective Date; Termination; Successors.

                           (a) This Plan shall be effective as of April 8, 1998.

                           (b) This Plan shall terminate upon all Units being
retired as a result of payments or forfeiture.

                           (c) This Plan shall be binding on and inure to the
benefit of the Company and its successors and assigns, including without limitation any successor or assign



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of the Company by reason of the merger, consolidation or reorganization of the
Company with or into the Public Company or any other entity with such successor or assign to be the "Company" for purposes of this Plan.

                  10. Amendments. From time to time, this Plan may be altered, amended, suspended or discontinued, even if such action alters an outstanding Units Agreement to the detriment of the Unit Holder without his consent, upon the mutual agreement of the Board and Dartford; provided, that at any time when the next succeeding proviso is not applicable, any such action applies to each Unit Holder in a consistent manner; provided, further, that in the event that neither Dartford nor its members are providing management services to the Company (whether in a member's capacity as a senior executive officer of the Company or otherwise), then any such alteration, amendment, suspension or discontinuance shall be effective upon the mutual agreement of the Board and (A) insofar as any Units held by Dartford are affected by such amendment, Dartford, and (B) insofar as any Units held by Persons other than Dartford are affected by such amendment, such other Persons holding a majority of such Units.

                  11. Definitions. As used in this Plan, the following terms shall have the meanings set forth below.

                  "Affiliate" means any parent or subsidiary corporation of the Company as defined in Section 424(e) and (f) respectively of the Internal Revenue Code of 1986, but only for so long as such relationship is maintained.

                  "Amended LLC Plan" means Schedule D to the VDK LLC Agreement.

                  "Aurora/VDK LLC" means Aurora/VDK LLC, a Delaware limited liability company and the holder of all of the issued and outstanding capital stock of the Company on the effective date of this Plan.

                  "Board" has the meaning set forth in Section 1.

                  "Cause" has the meaning set forth in Section 6.

                  "Class B LLC Units" means the "Class B" Units of limited liability company interest of VDK LLC.

                  "Class D LLC Units" means the "Class D" Units of limited liability company interest of VDK LLC.

                  "Company" has the meaning set forth in Section 1.


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                  "Dartford" means Dartford Partnership L.L.C.

                  "Distributions" means amounts paid, payable or deemed paid or payable to any holder of Voting LLC Units, Non-Voting LLC Units, Units under this Plan, or PUs or EPUs under the Amended LLC Plan, whether such amounts are in cash, equity securities (not including equity securities issuable as pursuant to splits or recapitalizations) or other property either as (i) distributions of profits, (ii) distributions in redemption, liquidation or otherwise, or in accordance with Section 5 hereof.

                  "Drop Down Agreement" means the IC Plan Agreement between VDK Foods LLC and VDK Holdings, Inc., dated April 8, 1998, between VDK LLC and the Company.

                  "EPUs" means the Exceptional Performance Units (as such term is defined therein) granted under the Amended LLC Plan.

                  "Exceptional Performance Units" has the meaning set forth in
Section 1.

                  "Final Date" means the first anniversary of the closing date of the initial Public Offering or, if earlier, the date of the dissolution of VDK LLC.

                  "Gross-Up Obligation" has the meaning set forth in Section
7(b).

                  "Investor" means any holder of Class B LLC Units on the effective date of this Plan.

                  "Key Person" and "Key Personnel" have the meaning set forth in
Section 1.

                  "New LLC Entities" has the meaning set forth in the VDK LLC Agreement.

                  "Non-Public Shareholders" has the meaning set forth in the VDK LLC Agreement.

                  "Non-Voting LLC Units" means, collectively, the "Class D" and "Class E" Units of limited liability company interest of VDK LLC.

                  "Performance Units" has the meaning set forth in Section 1.

                  "Person" means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

                  "Public Company" has the meaning set forth in Section 5.


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                  "Public Offering" has the meaning set forth in the VDK LLC
Agreement.

                  "PUs" means the Performance Units (as such term is defined therein) granted under the Amended LLC Plan.

                  "Secondary Sale" means any sale by one or more Non-Public Shareholders, on or after the effective date of a Public Offering, of equity securities issued by the Public Company and held by such Non-Public Shareholder (but not originally issued by the Public Company pursuant to a Public Offering), whether such sale is pursuant to a registered public offering under the Securities Act of 1933, as amended, an exemption from the registration requirements thereof, or otherwise.

                  "Total Distributions" means the aggregate amount of Distributions to holders of Voting LLC Units and holders of Non-Voting LLC Units and to the Unit Holders pursuant to this Plan or the Amended LLC Plan.

                  "Total Exceptional Performance Unit Value" has the meaning set forth in Section 4(b)(iii).

                  "Total Performance Unit Value" has the meaning set forth in
Section 4(a)(iii).

                  "Total Profits" means the sum of all amounts distributed or distributable under Sections 8.3(vi), 8.3(vii), 8.3(viii) and 8.3(ix) of the VDK LLC Agreement (which includes all amounts distributed or distributable to Unit Holders under this Plan or the Amended LLC Plan).

                  "Unit Holder" means any holder of Performance Units or Exceptional Performance Units.

                  "Units" has the meaning set forth in Section 1.

                  "Units Agreement" has the meaning set forth in Section 2(b).

                  "Van de Kamp's" means Van de Kamp's, Inc., a Delaware corporation and wholly-owned subsidiary of the Company as of the effective date of this Plan.

                  "VDK LLC" means VDK Foods LLC, a Delaware limited liability company.

                  "VDK LLC Agreement" means the Second Amended and Restated Limited Liability Company Agreement of VDK Foods LLC, dated as of April 8, 1998, as amended.


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                  "Vested Class E Units" has the meaning given such term in the
VDK LLC Agreement.

                  "Vested Exceptional Performance Units" means those Exceptional Performance Units that have vested pursuant to Section 5 hereof.

                  "Vested Performance Units" means those Performance Units that have vested pursuant to Section 5 hereof.

                  "Voting LLC Units" means, collectively, the Class B LLC Units and the "Class C" Units of limited liability company interest of VDK LLC.


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



                        ANNEX 1 TO THE VDK HOLDINGS, INC.
                           INCENTIVE COMPENSATION PLAN


                  (a) Public Offering On or Before September 30, 1998. In the event the Public Company effects a Public Offering and the closing date of the Public Offering occurs on or prior to September 30, 1998, the provisions of this Annex 1 shall govern the valuation of Units, the vesting of Units, and the time and manner of payments with respect thereto.

                  (b) Vesting. At the IC Plan Effective Time, each Unit Holder shall:

                                    (i) have any outstanding but unvested
                           Performance Units held by such Unit Holder become Vested Performance Units; and

                                    (ii) have any outstanding but unvested
                           Exceptional Performance Units held by such Unit Holder become Vested Exceptional Performance Units.

In addition, Units held by a Unit Holder shall no longer be subject to forfeiture other than upon the termination of the employment or engagement of the Unit Holder with Cause pursuant to Section 6(a) of this Plan.

                           (c) Valuation and Distribution of Shares. Upon the
closing date of the Public Offering, each Vested Performance Unit and each Vested Exceptional Performance Unit shall be valued as hereinafter set forth and the holders of such Units shall become entitled to be distributed, at the times and in the manner set forth below, shares of common stock of the Public Company (of the same class sold in the initial Public Offering) based on such valuation.

                           (d) Valuation of Performance Units. The value of
Vested Performance Units and the number of shares of common stock the Public Company distributable on account of Vested Performance Units is set forth in this paragraph (d). Upon the closing date of the initial Public Offering, a computation of Total Profits, Total Distributions and Total Performance Unit Value shall be made on a basis as if all of VDK LLC's direct or indirect equity interests in the Public Company (but excluding any such equity interests either sold in the initial Public Offering by Aurora/VDK LLC or distributed by Aurora/VDK LLC in connection with the initial Public Offering in respect of a special distribution by Aurora/VDK LLC of $50,900,000 in the aggregate to VDK LLC and MBW Investors LLC) had been valued at a per share price equal to the Gross IPO Price and such value had been distributed by VDK LLC in accordance with Section 8.3 of the VDK LLC Agreement. For the purpose hereof, the term "Gross IPO Price" shall mean the price to the public per share at which securities of the Public Company were sold in the initial Public


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Offering without reduction for underwriter's commissions and other expenses relating to the Public Offering.

                           The holder of each Vested Performance Unit shall
thereupon be entitled to receive with respect to such Unit a number of shares of common stock of the Public Company (of the same class as sold in the Public Offering) equal to the quotient of (A) the value of a single Vested Performance Unit computed as set forth in the following paragraph with respect to the Total Performance Unit Value determined under this paragraph (d) divided by (B) the Gross IPO Price.

                           The value of a single Vested Performance Unit shall
equal the percentage of Total Performance Unit Value (as determined under the following sentence) obtained by dividing one by the aggregate number of Vested Performance Units outstanding. The value of all Vested Performance Units ("Total Performance Unit Value") shall equal the product of P multiplied by Total Profits, where P is a percentage that equals 5% multiplied by the fraction in which the numerator is the number of Vested Performance Units and the denominator is 2,000.

                           (e) Valuation of Exceptional Performance Units. The
value of Vested Exceptional Performance Units and the number of shares of common stock the Public Company distributable on account of Vested Exceptional Performance Units is set forth in this paragraph (e). Upon the closing date of the initial Public Offering, a computation of Total Profits, Total Distributions and Total Vested Exceptional Performance Units Value shall be made on a basis as if all of VDK LLC's direct or indirect equity interests in the Public Company (but excluding any such equity interests either sold in the initial Public Offering by Aurora/VDK LLC or distributed by Aurora/VDK LLC in connection with the initial Public Offering in respect of a special distribution by Aurora/VDK LLC of $50,900,000 in the aggregate to VDK LLC and MBW Investors LLC) had valued at a per share price equal to the Gross IPO Price and as if such value had been distributed by VDK LLC in accordance with Section 8.3 of the VDK LLC Agreement.

                           The holder of each Vested Exceptional Performance
Unit shall thereupon be entitled to receive with respect to such Unit a number of shares of common stock of the Public Company (of the same class as sold in the Public Offering) equal to the sum of (x) the quotient of (A) the Exceptional Performance Unit Value computed with respect to Total Exceptional Performance Unit Value determined under this paragraph (e) divided by (B) the Gross IPO Price plus (y) the Per Unit Additional Share Increment.

                  "Additional Share Increment" means the number of shares equal to the quotient of (x) the Additional Increment divided by (y) 125% of the Gross IPO Price.

                  "Additional Increment" means the excess, if any, of (x) Total Exceptional Performance Unit Value calculated as if all of VDK LLC's direct or indirect equity interests in the Public Company (excluding any interests sold in the initial Public Offering by


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Aurora/VDK LLC or distributed to VDK LLC in respect of a special distribution by
Aurora/VDK LLC of $50,900,000 in the aggregate to VDK LLC and MBW Investors LLC) had been valued at a per share price equal to 125% of the Gross IPO Price and as if such value had been distributed by VDK LLC in accordance with Section 8.3 of the VDK LLC Agreement over (y) Total Exceptional Performance Unit Value calculated for this purpose as the product of (1) as if all of VDK LLC's direct or indirect equity interests in the Public Company (but excluding any such equity interests either sold in the initial Public Offering by Aurora/VDK LLC or distributed to VDK LLC in respect of a special distribution by Aurora/VDK LLC of $50,900,000 in the aggregate to VDK LLC and MBW Investors LLC) had been valued at a per share price equal to the Gross IPO Price and as if such value had been distributed by VDK LLC in accordance with Section 8.3 of the VDK LLC Agreement and (2) 125%.

                  "Exceptional Performance Unit Value" means the value of a single Vested Exceptional Performance Unit, which shall equal the percentage of Total Exceptional Performance Unit Value obtained by dividing one by the aggregate number of Vested Exceptional Performance Units outstanding.

                  "Per Unit Additional Share Increment" means the Additional Share Increment divided by the aggregate number of Vested Exceptional Performance Units outstanding.

                  "Total Exceptional Performance Unit Value" means the value of all Vested Exceptional Performance Units, which shall equal the product of P multiplied by the Total Profits, where P is the percentage that equals 5% multiplied by the fraction in which the numerator is the number of Vested Exceptional Performance Units and the denominator is 2,000.

                           Any shares of common stock of the Public Company
distributable to Unit Holders pursuant to this Annex 1 are hereinafter referred to as "Distributable Shares".

                           (f) Time of Payment. Following the initial Public
Offering, distributions of Distributable Shares payable on account of Total Performance Unit Value and Total Exceptional Performance Unit Value shall be made as of the following dates and at the following times:

                                    (i) as of the effective date of each
                           Secondary Sale prior to the Final Date, in an amount equal to the total number of Distributable Shares which all holders of Vested Performance Units and Vested Exceptional Performance Units would be entitled to include in such Secondary Sale pursuant to the piggyback registration rights provisions under the Securityholders Agreement, assuming for such purpose that VDK LLC had distributed all shares of the Public Company held by it pursuant to the VDK LLC Agreement and this Plan; provided,


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

                           however, in lieu of distributing such shares to the holders of such Units, all or any portion of such shares will instead be sold by VDK LLC (or, if applicable, by the Company) in such Secondary Sale and the net proceeds of such sale shall be distributed to the holders of such Units pro rata in accordance with their respective interests in the shares that otherwise would have been distributed.

                                    (ii) upon the Final Date.

                           (g) Manner of Payment. Any payment to Unit Holders
with respect to Units that is made pursuant to paragraphs (d) or (e) of this Annex 1 shall be made in Distributable Shares distributed by the Company to Unit Holders. The number of Distributable Shares with respect to any such payment under this Plan shall be contributed by VDK LLC to the Company. To the extent VDK LLC does not contribute Distributable Shares to the Company, the Company shall have no obligation to distribute securities of the Public Company, cash or any other property to Unit Holders pursuant to this Annex 1 or this Plan with respect to the payment then due. When the aggregate number of Distributable Shares required to be paid under paragraphs (d) and (e) of this Annex 1 has been paid in full, then all distributions required to be made on account of Units under this Plan or on account of Vested Plan Units under the VDK LLC Agreement shall be deemed to have been made.

                           (h) Liquidity for Tax Liabilities. In order for Unit
Holders to have a means to pay tax liabilities arising from the receipt of Distributable Shares under this Plan and this Annex 1 to the extent such tax liabilities exceed the amount received by the Unit Holders pursuant to Section 7(a) or 7(b) hereof, and to the extent cash is needed by Unit Holders to pay such tax liabilities, the Public Company shall take one of the following actions, with the specific action taken to be at the right and option of the Public Company:

                           (i) grant Unit Holders piggyback registration rights with respect to Distributable Shares or other shares of common stock of the Public Company (of the same class as sold in the initial Public Offering) held by Unit Holders ("Other Shares") subject to the Securityholders Agreement that would entitle the Unit Holder or VDK LLC (or if applicable, the Company) as the holder of Distributable Shares to sell such shares in the first Secondary Sale following the closing date of the initial Public Offering, with the number of Distributable Shares and/or Other Shares to be in addition to the number of Distributable Shares and Other Shares such Unit Holder would otherwise be entitled to sell in such Secondary Sale pursuant to this Plan and the Securityholders Agreement;

                           (ii) notwithstanding any restrictions to the contrary set forth in the Securityholders Agreement, permit Unit Holders to effect resales of

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

                           Distributable Shares or Other Shares pursuant to Rule 144 under the Securities Act of 1933, as amended; or

                           (iii) make or arrange to be made loans to each Unit Holder that provide recourse only to the Distributable Shares, Other Shares and any other shares of the Public Company held by such Unit Holder, with such loans to be on terms and conditions reasonably acceptable to the Board and Dartford.




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